Exhibit 10.10

AMENDMENT NO. 1 TO THE
2017 OMNIBUS INCENTIVE PLAN
OF
DRIL‑QUIP, INC.

WHEREAS, Dril Quip, Inc., a Delaware corporation (the “Company”), maintains the 2017 Omnibus Incentive Plan of Dril Quip, Inc. (as amended and restated from time to time, the “Plan”);

WHEREAS, Section 13 of the Plan provides that the Board of Directors (the “Board”) of the Company may amend the Plan for any purpose permitted by law; and

WHEREAS, the Board has determined that it is advisable and appropriate to amend the Plan as set forth below, that such amendment will not adversely affect the rights of any participant under any award previously granted under the Plan, and that approval of the Company’s stockholders of such amendment is not required under applicable law or NYSE listing standards.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.
A new subsection (iii) is added to the definition of “Change of Control” in Section 2 of the Plan to read as follows, and subsections (iii) and (iv) of such definition are renumbered (iv) and (v), respectively:

(iii) the Company or any Subsidiary is a party to a merger or other transaction pursuant to which the shareholders of the other party to such merger or transaction shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or the entity resulting from such merger or other transaction) representing 40% or more of the combined voting power of the Company’s then outstanding voting securities (or the then outstanding voting securities of the entity resulting from such merger or other transaction);

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan is executed effective as of this 25th day of October, 2022.

DRIL QUIP, INC.,

a Delaware corporation

By:
Name:	James C. Webster
Title:	Vice President, General Counsel and Secretary